SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 ( Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LIBERTY PROPERTY TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held May 18, 2006
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF TRUSTEES AND CONTINUING TRUSTEES
COMPENSATION OF EXECUTIVE OFFICERS
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AMENDED AND RESTATED SHARE INCENTIVE PLAN
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
SHARE PRICE PERFORMANCE GRAPH
CORPORATE GOVERNANCE
PROPOSALS OF SECURITY HOLDERS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K

LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 18, 2006

      The 2006 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the “Trust”), will be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, on May 18, 2006 at 11:00 a.m., local time, for the following purposes:

1.	To elect four Class III trustees to hold office until the Annual Meeting of Shareholders to be held in 2009 and until their successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2006;

3.	To consider and vote on a proposal to amend the Liberty Property Trust Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by 1,400,000 shares to 12,826,256 shares; and

4.	To transact such other business as may properly come before the meeting.
      The Board of Trustees has fixed the close of business on March 14, 2006 as the record date for the meeting. Only shareholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.
      The accompanying form of proxy is solicited by the Board of Trustees of the Trust. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.
By Order of the Board of Trustees,
James J. Bowes
Secretary
Malvern, Pennsylvania
April 17, 2006
Please Complete and Return Your Signed Proxy Card
        Please complete and promptly return your proxy in the envelope provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2006
GENERAL INFORMATION
      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees of Liberty Property Trust, a Maryland real estate investment trust (the “Trust” or the “Company”), for use at the Trust’s 2006 Annual Meeting of Shareholders (the “Meeting”) to be held at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355 on May 18, 2006 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders of the Trust on or about April 17, 2006. Only shareholders of record at the close of business on March 14, 2006 (the “Record Date”) shall be entitled to notice of and to vote at the Meeting.
      If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the “common shares”) represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2006 and FOR approval of the proposal to amend the Trust’s Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by 1,400,000 shares to 12,826,256 shares. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
      Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.
      On the Record Date, the Trust had 88,500,011 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker “non-votes” are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” are not counted as votes cast on any matter, and will have no effect on the results of the votes with respect to any proposal described in this proxy.
      Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee. A majority of all votes cast in an election for trustee means that the number of shares voted “for” a nominee for trustee must exceed the number of votes cast as “withheld” from that nominee. In addition, the Trust recently amended its corporate governance policies to provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee will then make a recommendation to the Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. The Board of Trustees will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his or her resignation will not participate in the Board of Trustee’s decision. There is no cumulative voting in the election of trustees.
      Also assuming a quorum is present at the Meeting, a majority of the votes cast at the Meeting will be sufficient to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 and to approve the proposal to amend the Trust’s Amended and Restated Share Incentive Plan. A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of March 16, 2006 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of common shares by each trustee, each nominee for election as trustee, each executive officer listed in the Summary Compensation Table appearing on page 9, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person’s name, except as otherwise noted.

	Number of Shares		Percent
Beneficial Owners	Beneficially Owned		of Class

William P. Hankowsky	291,878	(1)	*
Robert E. Fenza	544,978	(2)	*
George J. Alburger, Jr.	585,335	(3)	*
James J. Bowes	281,676	(4)	*
Michael T. Hagan	125,401	(5)	*
Frederick F. Buchholz	51,676	(6)	*
Thomas C. DeLoach, Jr.	30,609	(7)	*
Daniel P. Garton	11,208	(8)	*
J. Anthony Hayden	106,388	(9)	*
M. Leanne Lachman	52,619	(10)	*
David L. Lingerfelt	71,317	(11)	*
Jose A. Mejia	711		*
John A. Miller	49,754	(12)	*
Stephen B. Siegel	47,619	(13)	*
Cohen & Steers Capital Management, Inc.	6,894,960	(14)	7.8%
Barclays Global Investors, NA	6,446,963	(15)	7.3%
ING Clarion Real Estate Securities, L.P.	5,018,986	(16)	5.7%
All trustees and executive officers as a group (14 persons)	2,251,169	(17)	2.5%

*	Represents less than one percent of class.

(1)	Includes 215,967 common shares subject to options exercisable within 60 days after March 16, 2006.

(2)	Includes 322,251 common shares subject to options exercisable within 60 days after March 16, 2006 and 195,043 common shares issuable upon exchange of units of limited partnership interest (“Units”) of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership” and, together with the Trust, the “Company”) which, as of December 31, 2005, was 96.2% owned by the

Trust. Also includes 700 common shares, held by Mr. Fenza as custodian for his children, or owned directly by such children, as to which Mr. Fenza disclaims beneficial ownership.

(3)	Includes 492,837 common shares subject to options exercisable within 60 days after March 16, 2006.

(4)	Includes 260,626 common shares subject to options exercisable within 60 days after March 16, 2006. Also includes 40 common shares held by Mr. Bowes’ child, as to which Mr. Bowes disclaims beneficial ownership.

(5)	Includes 85,389 common shares subject to options exercisable within 60 days after March 16, 2006 and 14,491 common shares issuable upon exchange of Units.

(6)	Includes 28,500 common shares subject to options exercisable within 60 days after March 16, 2006.

(7)	Includes 1,000 common shares subject to options exercisable within 60 days after March 16, 2006.

(8)	Includes 8,500 common shares subject to options exercisable within 60 days after March 16, 2006.

(9)	Includes 33,500 common shares subject to options exercisable within 60 days after March 16, 2006.

(10)	Includes 23,500 common shares subject to options exercisable within 60 days after March 16, 2006.

(11)	Includes 33,500 common shares subject to options exercisable within 60 days after March 16, 2006 and 30,674 common shares issuable upon exchange of Units. Also includes 987 common shares held by trusts for the benefit of Mr. Lingerfelt’s children, as to which Mr. Lingerfelt disclaims beneficial ownership.

(12)	Includes 37,000 common shares subject to options exercisable within 60 days after March 16, 2006.

(13)	Includes 38,500 common shares subject to options exercisable within 60 days after March 16, 2006.

(14)	As of December 31, 2005, Cohen & Steers Capital Management, Inc. (“Cohen & Steers”) had sole dispositive power and sole voting power over 6,867,689 and 6,545,589 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Cohen & Steers with the Securities and Exchange Commission. Cohen & Steers’ address is 280 Park Avenue, 10th Floor, New York, NY 10017.

(15)	As of December 31, 2005, Barclays Global Investors Japan Trust and Banking Company Limited and certain of its affiliates (“Barclays”) had sole dispositive power and sole voting power over 6,446,963 and 5,927,296 common shares, respectively. These entities expressly disclaim “group” status, as defined in Rule 13d-1 under the Exchange Act. This information is based solely on a review of a Schedule 13G filed by Barclays with the Securities and Exchange Commission. Barclays’ address is Ebisu Prime Square, Tower 8th Floor, 1-1-39 Hiroo Shibuya-ku, Tokyo 150-0012 Japan.

(16)	As of December 31, 2005, ING Clarion Real Estate Securities, L.P. had sole dispositive power and sole voting power over 5,018,986 common shares. This information is based on a telephone conference with ING on March 28, 2006. ING’s address is 259 N. Radnor Chester Road, Suite 205, Radnor, PA 19087.

(17)	Includes 1,581,820 common shares subject to options exercisable within 60 days after March 16, 2006 and 240,208 common shares issuable upon exchange of Units.

ELECTION OF TRUSTEES AND CONTINUING TRUSTEES
      In accordance with the Declaration of Trust and By-laws, the Board of Trustees has fixed the total number of trustees at ten. The Board is divided into three classes serving staggered three-year terms, the term of one class of trustees to expire in each successive year. Four Class III trustees will be elected at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2009 and until their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.
      A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.
      Management believes that each of its nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.
      The following is a brief description of the nominees for election as trustee and of the other continuing trustees of the Trust.
Nominations for Election as Class III Trustees with Terms to Expire in 2009
      William P. Hankowsky, age 55, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation (“PIDC”) from 1989 through 2000. As the chief executive officer of PIDC, he oversaw the City of Philadelphia’s economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Philadelphia Convention and Visitors Bureau, Innovation Philadelphia, Philadelphia Shipyard Development Corporation, Philadelphia Board of Trade and the Kimmel Center for the Performing Arts.
      David L. Lingerfelt, age 53, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is a Vice President and Commercial Counsel of LandAmerica Exchange Company. Prior to joining LandAmerica, Mr. Lingerfelt was an attorney in private practice specializing in commercial transactions. Mr. Lingerfelt has previously served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport. Mr. Lingerfelt is currently a member of the Board of Directors of the Reverse Exchange Division for LandAmerica 1031 Exchange Services.
      John A. Miller, age 78, has served as a trustee of the Trust since May 1995. Mr. Miller retired in July 1997 from the Board of Trustees of the Provident Mutual Life Insurance Company of Philadelphia after serving as Director and Chairman of the Executive Committee. Mr. Miller served Provident Mutual in many capacities over his 25 years there, including as its President, Chief Operating Officer, Chief Executive Officer and Chairman of the Board. He has been a member of various Boards of Directors, including those of BetzDearborn, Bryn Mawr Hospital, Guarantee Reassurance Corp., CoreStates Financial Corp. and CoreStates Bank N.A. Mr. Miller serves as a trustee of the National Constitution Center and a member of the Board of Directors of Beaumont Retirement Community Inc.
      Jose A. Mejia, age 45, has served as a trustee of the Trust since June 2005. Mr. Mejia is President of Lucent Technologies Inc.’s Supply Chain Networks and oversees all aspects of the company’s supply chain, including product and component engineering, procurement, manufacturing, logistics and distribution. He joined Lucent in 1999, having previously held executive positions in supply chain management and planning at Nortel Networks, Bay Networks, Ford Motor Company, IBM and Owens Illinois. During his time at Lucent, Mr. Mejia has overseen the conversion of the company’s supply chain functions from a decentralized and capital intensive process into a streamlined and efficient integrated supply chain network. Recently, Mr. Mejia informed us that he expects to leave Lucent in the near future in order to focus on private investments and to play a more active role in the management of Univa Capital, of which he is co-chairman. Univa is a holding company focused on investing in and managing companies in various sectors, from infrastructure management to entertainment and healthcare. Mr. Mejia also serves on the Board of the Pella Corporation and the National Minority Supplier Development Council. He is a member of the board of advisors for the Fuqua School of Business at Duke University, and is founder and President of the Hispanic Opportunity Foundation.
Recommendation and Required Vote
      The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.
Continuing Class I Trustees with Terms to Expire in 2007
      J. Anthony Hayden, age 62, has served as a trustee of the Trust since June 1994. Mr. Hayden is Chairman of Beacon Commercial Real Estate LLC. The company was formed as Hayden Real Estate in 1996. Prior to forming Hayden Real Estate, Mr. Hayden spent more than 21 years at Cushman & Wakefield where he was a member of the Board of Trustees. When he resigned as Executive Vice President in 1996 he was responsible for 10 offices in the Mid-Atlantic/ Mid-West region. Mr. Hayden is a member of the Society of Industrial & Office Realtors, serving in 1982 as President of the Philadelphia Chapter. He is also a member of the Philadelphia Board of Realtors and was President in 1985. In the past he has served on the boards of Pierce Leahy Corporation, Founders Bank and TeleSpectrum Worldwide. Mr. Hayden currently serves on the boards of a variety of not-for-profit entities, including LaSalle University.
      M. Leanne Lachman, age 63, has served as a trustee of the Trust since June 1994. Ms. Lachman is the President of Lachman Associates, LLC, a real estate consulting firm. Until October 2003, Ms. Lachman was a Managing Director of Lend Lease Real Estate Investment Management, a pension fund advisor. Ms. Lachman has specialized in real estate investment management for institutions since 1987. Prior to her employment with Lend Lease Real Estate Investment, Ms. Lachman served as a Managing Director for Boston Financial and Schroder Real Estate Associates. Ms. Lachman is a director of Lincoln National Corporation and Lincoln Life & Annuity of New York, a subsidiary of Lincoln National Corporation. Additionally, Ms. Lachman is an Executive-in-Residence at Columbia Business School.
Continuing Class II Trustees with Terms to Expire in 2008
      Frederick F. Buchholz, age 60, has served as a trustee of the Trust since June 1994. Mr. Buchholz was with Lend Lease Real Estate Investments or its predecessors from 1968 until retiring in June 1998. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. He was appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate’s New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a total mortgage and equity portfolio exceeding $2.5 billion. Mr. Buchholz is a member of the Appraisal Institute and is a member of the Board of Trustees of GMH Communities Trust and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.
      Thomas C. DeLoach, Jr., age 58, has served as a trustee of the Trust since May 1999. Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both of which are wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, from 1998 until his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in a Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and Red Horse Racing II, LLC since 2005.

      Daniel P. Garton, age 48, has served as a trustee of the Trust since December 2001. Since September 2002, Mr. Garton has served as Executive Vice President-Marketing of AMR Corporation’s American Airlines unit. In that position, Mr. Garton oversees American Airlines’ activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998 and served as President of American Eagle Airlines for three years beginning in July 1995. American Eagle Airlines is a wholly owned subsidiary of AMR Corporation. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice President-Financial Planning and Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines.
      Stephen B. Siegel, age 61, has served as a trustee of the Trust since May 1995. Mr. Siegel is Chairman of Global Brokerage Services of CB Richard Ellis, one of the world’s premier full service real estate companies. Prior to its merger with CB Richard Ellis, Mr. Siegel was the Chairman and Chief Executive Officer of Insignia/ESG, Inc., one of the premier commercial real estate companies in the United States, with significant international operations in the United Kingdom, Europe, Asia and Latin America. Mr. Siegel became the President and Chief Executive Officer of Insignia/ESG, Inc.’s predecessor company, Edward S. Gordon Company (“ESG”), in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, ultimately serving as Chief Executive Officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Mr. Siegel is also involved in a number of charitable and civic affairs. He is the General Chairman of the Association for the Help of Retarded Children. He is also Chairman of the YMCA’s Capital Campaign. In addition, Mr. Siegel is a board member for the City Center 55th Street Theater Foundation, the Greater New York Council of the Boy Scouts of America, the Foundation Fighting Blindness, Rabin Medical Center — New York Chapter, National Jewish Medical and Research Center and Key Hospitality Acquisition Corp., and he serves as Vice Chairman of the Board of the Benjamin N. Cardozo School of Law.
Additional Executive Officers
      Robert E. Fenza, age 49, has served as an Executive Vice President of the Trust since March 1994, with principal responsibility for operations, property management and asset management. Effective April 1, 2000, Mr. Fenza assumed the additional title of Chief Operating Officer of the Trust. Mr. Fenza joined Rouse & Associates in 1984. Mr. Fenza serves on the Foundation Board for the Charter High School for Architecture and Design in Philadelphia. Mr. Fenza also chairs the Development Committee for the College of Arts & Architecture at the Pennsylvania State University and is a member of the National Council of Penn State Philanthropy.
      George J. Alburger, Jr., age 58, became Chief Financial Officer and Treasurer of the Trust in May 1995. Effective October 24, 2000, Mr. Alburger assumed the additional title of Executive Vice President. Prior to joining the Trust, Mr. Alburger served as Executive Vice President of EBL&S Property Management, Inc., an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. Mr. Alburger was formerly a Senior Manager with Pricewaterhouse Coopers LLP.
      James J. Bowes, age 52, has served as General Counsel and Secretary of the Trust since December 1996. Mr. Bowes joined the Trust from the law firm of Blank Rome LLP, where he was a partner in the Corporate Department. Prior to joining Blank Rome, he served with the Securities and Exchange Commission.
      Michael T. Hagan, age 48, has served as Chief Investment Officer of the Trust since May 2005. Mr. Hagan joined the Trust in 1989 and has served the Trust in a number of capacities, most recently as Senior Vice President — Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

      Each officer will serve until the first meeting of the Board after the next annual meeting of shareholders or until the officer resigns or is removed from office by the Board.
Committees of the Board of Trustees
      Audit Committee. The Board’s Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board’s Audit Committee currently consists of four independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. DeLoach (Chair), Garton, Miller and Ms. Lachman. Mr. DeLoach is an “audit committee financial expert” as defined by the Commission. The Audit Committee met six times, including once by teleconference, during the last fiscal year. See “Report of the Audit Committee.”
      Compensation Committee. The Board’s Compensation Committee is empowered to determine compensation for the Trust’s executive officers and to administer the Trust’s Amended and Restated Share Incentive Plan. Members of the Compensation Committee are Messrs. Siegel (Chair), Buchholz, DeLoach and Mejia and Ms. Lachman, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Compensation Committee met seven times, including three by teleconference, during the last fiscal year. See “Report of the Compensation Committee on Executive Compensation.”
      Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. The Corporate Governance and Nominating Committee has and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under “Corporate Governance — Shareholder Nominations for Trustees.” Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.
      The members of the Corporate Governance and Nominating Committee are Messrs. Hayden (Chair), Buchholz, Mejia and Miller. All of the members of the Corporate Governance and Nominating Committee are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met four times during the last fiscal year. See “Report of the Corporate Governance and Nominating Committee.”
Committee Charters
      Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the “Investor Information” section of the Trust’s web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees’ Attendance at Meetings
      The Board of Trustees held eleven meetings last year, including six by teleconference. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served during the time such trustee served.
Trustees’ Compensation
      The 2006 compensation policy for trustees who are not also officers and full-time employees of the Trust is the same as the policy that was in place in 2005. Under this policy, these trustees receive an annual trustee fee in the amount of $21,500 in cash, and restricted common shares valued at $34,500. Additionally, trustees receive a fee of $1,500 for each Board meeting that such trustee attends in person; however, trustees receive a fee of $500 for teleconference Board meetings if such meetings address only routine matters. Trustees also receive a fee of $500 for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees will be entitled to receive a fee of $1,000 for each committee on which they serve, a fee of $1,000 for each committee meeting such trustee attends in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee receives an additional annual fee of $10,000. The Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive an additional annual fee of $6,000. Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee or committee member.
      Pursuant to the Trust’s Amended and Restated Share Incentive Plan, each non-employee trustee is entitled to receive an annual grant of a 10-year option to purchase 5,000 common shares, exercisable at a price equal to the fair market value of the common shares on June 23rd of each year. Such options vest over a three-year period beginning with the date of grant as follows: 20% after the first year; 50% after two years; and 100% after three years.

COMPENSATION OF EXECUTIVE OFFICERS
      The following table shows, for the years ended December 31, 2005, 2004 and 2003, the compensation paid or accrued by the Trust and its subsidiaries, including the Operating Partnership, to the Trust’s Chief Executive Officer and to the four other most highly compensated executive officers, determined as of December 31, 2005 (collectively, the “Named Executive Officers”).

					Long-Term
					Compensation Awards
		Annual Compensation
					Restricted		Securities
				Other Annual	Share		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(1)		Options/SARs	Compensation(3)

William P. Hankowsky	2005	$459,000	$—	—	$2,015,342	(4)	14,982	$1,500
President and Chief	2004	425,000	70,125	—	702,148		30,550	1,260
Executive Officer	2003	375,003	500	—	952,843		49,172	1,260
Robert E. Fenza	2005	$327,974	$200,433	—	$132,318		6,423	$1,500
Executive Vice President	2004	303,680	500	—	383,468		12,899	1,260
and Chief Operating Officer	2003	291,998	177,677	—	285,120		23,603	1,260
George J. Alburger, Jr.	2005	$320,112	$500	—	$363,315		6,269	$1,500
Executive Vice President	2004	296,400	500	—	1,159,404	(5)	12,590	1,260
and Chief Financial Officer	2003	285,003	500	—	473,388		22,083	1,260
James J. Bowes	2005	$280,800	$171,676	—	$113,286		5,499	$1,500
General Counsel	2004	260,000	137,780	—	162,565		11,044	1,260
	2003	249,998	165,425	—	234,000		19,371	1,229
Michael T. Hagan	2005	$200,000	$500	—	$226,992		3,917	$1,292
Chief Investment Officer	2004	182,580	500	—	224,638		5,071	1,576
	2003	179,000	500	—	228,000		8,940	1,570

(1)	A portion of the restricted share award reflects the election by certain Named Executive Officers to receive common shares in lieu of cash for all or part of annual performance bonus compensation. The remainder represents an award of restricted shares as a portion of the long-term incentive compensation to be paid to the Named Executive Officers. Consistent with a policy adopted by the Trust’s Compensation Committee with respect to employee annual performance bonus compensation, Messrs. Hankowsky, Alburger, and Hagan elected to receive common shares in lieu of cash for all or part of their bonus compensation for 2005. By making such election, such persons received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the “Bonus Value”). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price per share of the common shares on March 16, 2006 ($48.54). The dollar amounts of Bonus Values are reflected under the Restricted Share Awards column. Pursuant to these elections, Messrs. Hankowsky, Alburger and Hagan were awarded 5,712, 3,396 and 2,122 common shares, respectively. Dividends will be paid on the common shares issued pursuant to such awards, and the restrictions related to such awards will expire on March 16, 2007.

A portion of the long-term incentive compensation for 2005 paid to the Named Executive Officers was made by an award of restricted shares. The Compensation Committee awarded restricted shares to Messrs. Hankowsky, Fenza, Alburger, Bowes, and Hagan in the amount of 6,358, 2,726, 2,661, 2,334 and 1,662 common shares, respectively. The aggregate dollar values of the grants based on the closing price per share of the common shares on March 16, 2006 were $308,617, $132,320, $129,165, $113,292 and $80,673, respectively. Such shares will vest ratably over a five-year period beginning with the anniversary date of the grant (i.e., 20% will vest on the anniversary date of the grant). Dividends will be paid on the full amount of the shares, without regard to vesting. See “Report of the Compensation Committee on Executive Compensation.”

(2)	Did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.

(3)	Consists of amounts paid by the Company to purchase term life insurance policies for the respective Named Executive Officers.

(4)	In 2005, Mr. Hankowsky received 30,000 restricted common shares as a retention award. The shares will vest on Mr. Hankowsky’s 62nd birthday. See “Severance Plan and Retention Awards” beginning on page 11 for additional information regarding this award.

(5)	In 2004, Mr. Alburger was awarded 20,291 restricted common shares under the Share Incentive Plan. The restrictions on these shares will lapse as to all such shares on Mr. Alburger’s sixty-second (62nd) birthday, provided that Mr. Alburger continues to be employed by, or is in the service of, the Trust as of such date. The shares would also vest upon Mr. Alburger’s death or disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends will be paid on the full amount of the shares, without regard to vesting, from the date of grant, and will be automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which will also be subject to the restrictions described above.
Share Option Grants, Exercises and Holdings
      The following tables set forth certain information concerning options to purchase common shares that were granted to the Named Executive Officers with respect to the fiscal year ended December 31, 2005, options exercised by the Named Executive Officers during such period and the number and value of options held by such persons as of the end of such period. The Trust does not have any outstanding share appreciation rights.
Options/ SAR Grants for Last Fiscal Year

	Individual Grants				Potential Realizable Value
					at Assumed
	Number of	Percent of Total			Annual Rates of
	Securities	Options/SARs			Share Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(4)
	Options/SARs	Employees for	or Base Price	Expiration
Name	Granted(1)	Fiscal Year	($ per Share)(2)	Date(3)	5%	10%

William P. Hankowsky	14,982	14.3%	$48.54	03/16/16	$457,349	$1,159,011
Robert E. Fenza	6,423	6.1%	$48.54	03/16/16	196,072	496,885
George J. Alburger, Jr.	6,269	6.0%	$48.54	03/16/16	191,371	484,971
James J. Bowes	5,499	5.2%	$48.54	03/16/16	167,865	425,404
Michael T. Hagan	3,917	3.7%	$48.54	03/16/16	107,034	271,245

(1)	Represents options granted on March 16, 2006 with respect to the fiscal year ended December 31, 2005. Such options become exercisable up to 20% after the first year, 50% after two years and 100% after three years.

(2)	Exercise price is equal to the fair market value of the common shares on the date of grant.

(3)	The options are subject to early termination in the event of termination of employment for cause or upon voluntary termination, but would vest in their entirety upon the optionee’s death or disability (both as defined in the Amended and Restated Share Incentive Plan or the award agreement, as applicable).

(4)	Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of the common shares, and the amounts reflected in the table will not necessarily be achieved.

Aggregated Option/ SAR Exercises and Fiscal Year-End Option/ SAR Value Tables

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options/SARs
	Shares		Fiscal Year-End		at Fiscal Year-End(1)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William P. Hankowsky	—	—	177,651	87,342	$2,231,361	$279,371
Robert E. Fenza	—	—	313,088	45,665	4,659,271	193,718
George J. Alburger, Jr.	25,600	$432,384	470,869	43,081	8,200,138	180,624
James J. Bowes	20,000	375,500	244,547	34,600	3,986,577	121,342
Michael T. Hagan	67,096	1,222,831	78,193	15,723	1,217,142	53,383

(1)	Value is reported net of option exercise price, but before taxes associated with exercise.
Equity Compensation Plan Information
      The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2005.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities	Weighted-Average	Compensation Plans
	to be Issued Upon Exercise	Exercise Price of	(Excluding Securities
	of Outstanding Options,	Outstanding Options,	Reflected in Column 1 of
Plan Category	Warrants and Rights(1)	Warrants and Rights	this table)(1)

Equity Compensation Plans Approved by Security Holders	3,521,129	$29.31	1,935,258
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,521,129	$29.31	1,935,258

(1)	Does not reflect restricted shares and options awarded in 2006 with respect to the fiscal year ended December 31, 2005. Taking into account restricted stock and options awarded with respect to the fiscal year ended December 31, 2005 on March 16, 2006, the amounts listed above would be as follows: 3,618,386 (number of securities to be issued); $29.86 (weighted-average price); and 1,733,805 (number of securities remaining available). The remaining weighted-average term of the issued shares, including those awarded on March 16, 2006, is 5.37 years.
Severance Plan and Retention Awards
      The Trust has a severance plan for a group of senior officers of the Trust, including Messrs. Hankowsky, Fenza, Alburger, Bowes and Hagan. The severance plan provides that, in the event of (i) the termination of the participant other than “for cause” or (ii) the participant’s voluntary termination of his or her employment for “good reason,” in either case within two years following a “change of control,” the participant would receive the following: (a) an amount equal to a multiple (2.99 for executive officers and 1.99 for the other named senior officers) times the sum of his or her current annual base salary plus the largest annual performance bonus paid to him or her over the previous five years; (b) the pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs; (c) immediate vesting of outstanding share options and restricted shares; (d) an amount equal to the Trust’s maximum contribution under the 401(k) plan for a period of three years, including the year in which termination occurs; (e) immediate vesting of contributions previously made by the Trust to the individual’s account under the 401(k) plan; and (f) continuation of employee group benefits coverage for a period of three years after the date of termination. In addition, under the severance plan, if any payments made to a covered person would result in an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the covered person would become entitled to receive a tax reimbursement payment that would put him or her in the same financial position after the application of the excise tax as he or she would have been in if the excise tax did not apply to such amounts.
      On March 7, 2005, Mr. Hankowsky was awarded a grant of 30,000 restricted common shares under the Amended and Restated Share Incentive Plan. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Hankowsky. The restrictions on these shares will lapse as to all such shares on Mr. Hankowsky’s sixty-second (62nd) birthday, provided that Mr. Hankowsky continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Hankowsky’s death or disability (as defined in the Amended and Restated Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends will be paid on the full amount of the shares, without regard to vesting, from the date of grant, and will be automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which will also be subject to the restrictions described above.
Section 16(a) Beneficial Ownership Reporting Compliance
      Pursuant to Section 16(a) of the Exchange Act, the Trust’s executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Commission reports of their initial ownership and changes in ownership of common shares. The Trust believes that during 2005, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Ernst & Young LLP has audited the Trust’s financial statements since the Trust’s inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
      Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Fees billed to the Trust by Ernst & Young LLP during 2005 and 2004
      Ernst & Young LLP was the Trust’s independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004.
      Audit Fees. Fees for audit services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004 were $745,884 and $906,080, respectively. These services included (i) the audit of the Trust’s annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, and (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements.
      Audit-Related Fees. Fees for audit-related services that were reasonably related to the performance of the 2005 and 2004 audits or reviews of the Trust’s financial statements and are not reported under the preceding paragraph totaled $2,485 and $118,448, respectively. These services principally included due diligence in connection with potential acquisitions, accounting consultations and consultation with respect to the Sarbanes-Oxley Act of 2002.
      Tax Fees. Fees billed to the Trust by Ernst & Young LLP during 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning totaled $143,170 and $372,940, respectively.
      All Other Fees. Fees billed to the Trust by Ernst & Young LLP during 2005 and 2004 for other services totaled $0 and $13,908, respectively. These 2004 services consisted of the preparation of expatriate tax returns.
      All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Non-Audit Services Pre-Approval Policy provides for (a) general pre-approval of certain specified services and (b) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate to one or more of its members’ pre-approval authority with respect to permitted services.
      For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Commission’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

      Shareholder ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm is not required by the Trust’s Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.
      The Audit Committee has considered whether Ernst & Young LLP’s provision of services other than professional services rendered for the audit and review of the Trust’s annual financial statements is compatible with maintaining Ernst & Young LLP’s independence, and has determined that it is so compatible.
Recommendation and Required Vote
      The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Ratification requires a majority of the votes cast at the Meeting.

PROPOSAL TO AMEND THE LIBERTY PROPERTY TRUST
AMENDED AND RESTATED SHARE INCENTIVE PLAN
Summary of the Share Incentive Plan
      The Trust’s Board of Trustees has previously adopted the Liberty Property Trust Amended and Restated Share Incentive Plan (the “Share Incentive Plan”). By resolution dated April 5, 2006, the Board of Trustees adopted, and recommended for approval by the shareholders at the Meeting, amendments to the Share Incentive Plan that will, upon adoption, increase the number of common shares available for awards under the Share Incentive Plan by 1,400,000, from 11,426,256 to 12,826,256.
      The Share Incentive Plan will also be amended by the Board of Trustees to increase the limit on the total number of restricted shares that may be granted under the Share Incentive Plan by 500,000, from 2,000,000 to 2,500,000. This amendment does not require the approval of the shareholders.
      The following is a brief summary of the Share Incentive Plan, as modified by the proposed amendments, which is qualified in all respects by the text of the Share Incentive Plan, a copy of which will be made available without charge to any person upon his or her written request, which request should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the first page of this proxy statement.
      Under the Share Incentive Plan, the Trust may grant options to purchase shares or may make grants of restricted shares to certain participants. Options granted under the Share Incentive Plan may be either non-qualified share options (“Non-Qualified Options”) or options intended to qualify as “incentive stock options” under Section 422 of the Code (“Incentive Options” and, together with the Non-Qualified Options, the “Options”).
Purpose
      The purpose of the Share Incentive Plan is to advance the interests of the Trust, its shareholders and its subsidiaries by providing selected trustees, employees, consultants and advisors, upon whom the Trust’s sustained growth and financial success depend, to acquire or increase their proprietary interest in the Trust through receipt of rights to acquire common shares and through transfers of restricted shares.
Amount of Common Shares Subject to Options and Grants of Restricted Shares Under the Share Incentive Plan
      The Share Incentive Plan currently provides for the grant of Options and restricted shares covering an aggregate of 11,426,256 common shares. If the proposed amendment to the Share Incentive Plan is approved by the shareholders, the maximum aggregate number of common shares available for the grant of Options and restricted shares would increase by 1,400,000 to 12,826,256. The number of common shares subject to Options and grants of restricted shares is subject to adjustment to reflect changes in the Trust’s capitalization. Any shares subject to an Option that is not exercised prior to expiration or that otherwise terminates and any restricted shares that are forfeited will thereafter be available for further grants of Options or restricted shares under the Share Incentive Plan.
Administration
      The Share Incentive Plan is administered by a committee or committees designated by the Board of Trustees (the “Share Option Committee”), currently the Compensation Committee. No Options or grants of restricted shares may be granted under the Share Incentive Plan to members of the Share Option Committee except as specifically provided under provisions of the Share Incentive Plan relating to automatic grants under a specified formula stated in the Share Incentive Plan. Subject to the conditions set forth in the Share Incentive Plan, the Share Option Committee has full and final authority to determine the number of Options or restricted shares granted, the individuals to whom and the time or times at which such Options or restricted shares shall be granted and be exercisable, the exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant (including vesting), which may vary; provided, that no more than 750,000 common shares may be subject to Options granted to any individual employee in any one calendar year. The Share Incentive Plan is intended to be flexible, and a significant amount of discretion is vested in the Share Option Committee with respect to all aspects of the Options and restricted shares to be granted under the Share Incentive Plan.
Participants
      Options and restricted shares may be granted under the Share Incentive Plan to any person who is or who agrees to become a trustee, employee, consultant or advisor of the Trust, its subsidiaries and designated affiliates. As of March 14, 2006, the Trust had ten trustees and, together with its subsidiaries and designated affiliates, had approximately 472 employees.
Exercise Price
      The exercise price of each Non-Qualified Option granted under the Share Incentive Plan shall be determined by the Share Option Committee. The exercise price of each Incentive Option granted under the Share Incentive Plan shall be determined by the Share Option Committee and shall be 100% of the fair market value of a common share on the date the Option is granted (or at least 110% if the recipient owns, directly or by attribution under the Code, common shares having 10% of the total combined voting power of all classes of shares of the Trust (“10% Shareholder”) or any subsidiary of the Trust). The payment of the exercise price of an Option may be made in cash or shares, as more fully described under “Exercise of Options.”
      Fair market value shall be determined by the Share Option Committee in accordance with the Share Incentive Plan and such determination shall be binding upon the Trust and upon the holder. The closing sale price of the common shares on the New York Stock Exchange on March 16, 2006 was $48.54 per share.
Term of Options
      Incentive Options may be granted for a term of up to 10 years (five years in the case of a grant to a 10% Shareholder), which may extend beyond the term of the Share Incentive Plan.
Exercise of Options
      The terms governing exercise of Options granted under the Share Incentive Plan shall be determined by the Share Option Committee, which may limit the number of Options exercisable in any period.
      Payment of the exercise price upon exercise of an Option may be made in any combination of cash and common shares, including the automatic application of common shares received upon exercise of an Option to satisfy the exercise price of additional Options (unless the Share Option Committee provides otherwise). Where payment is made in common shares, such common shares shall be valued for such purpose at the fair market value of such common shares on the date of delivery.
Non-transferability
      Options granted under the Share Incentive Plan are not transferable other than by will or the laws of descent and distribution or, in the case of a Non-Qualified Option, pursuant to a “qualified domestic relations order” (as that term is defined in the Code).
Termination of Relationship
      Except as the Share Option Committee may expressly determine otherwise, if the holder of an Option ceases to be employed by or to have another qualifying relationship (such as that of trustee, employee, consultant or advisor) with the Trust, any of its subsidiaries or a designated affiliate other than by reason of the holder’s death, disability or retirement (all as defined in the Share Incentive Plan), all Options granted to such holder under the Share Incentive Plan shall terminate immediately, except for Options that were exercisable on the date of such termination of relationship, which Options shall terminate three months after the date of such termination of relationship unless such Options expire or terminate earlier pursuant to the stated expiration of the option term. In the event of the death or disability of the holder of an Option, all Options not then exercisable shall become exercisable on the date of such termination, and, along with the Options that were already exercisable on such date, may be exercised until the date that is 36 months after the date of such termination. In the event of the retirement of the holder of an Option, all or a portion of the Options not exercisable on the date of termination due to retirement may become exercisable at the date of termination, based on a sliding scale taking into account the Option holder’s age and length of service to the Trust. Any such Options that so become exercisable, along with the Options that were already exercisable on such date of termination, may be exercised until the date that is 36 months after such date of termination. In addition, if the holder of Options is determined to have breached his or her employment or service contract or is determined to have been engaged in acts of disloyalty or to have revealed trade secrets or confidential information, all such Options shall be forfeited immediately and any shares to be delivered following a prior exercise of an Option which have not yet been delivered are also forfeited upon refund to the holder of the exercise price paid.
Amendment and Termination
      The Board of Trustees may, subject to the applicable rules of the New York Stock Exchange, at any time and from time to time amend, suspend or terminate the Share Incentive Plan, but may not, without the approval of the shareholders representing a majority of the votes cast at a meeting of the shareholders at which a quorum is present, increase the maximum number of shares subject to Options that may be granted under the Share Incentive Plan or change the class of individuals eligible to receive an Incentive Option. No amendment, suspension or termination of the Share Incentive Plan by the Board of Trustees may alter or impair any of the rights under any Option granted under the Share Incentive Plan without the holder’s consent.
      The Share Incentive Plan makes it clear that the Share Option Committee may amend any award under the Share Incentive Plan (provided that any such amendment that would impair the rights or interests of a participant must have the written consent of the participant, except if such amendment is to enable the Share Incentive Plan to qualify for an exemption under Rule 16b-3 of the Exchange Act) to include any provision that, at the time of such amendment, is authorized under the Share Incentive Plan.
Change in Control
      In the event of a change in control, as defined in the Share Incentive Plan, the Share Option Committee may take whatever action it deems necessary or desirable with respect to the Options and Awards outstanding, with limited exceptions, including, without limitation, accelerating the expiration or termination date of such Options to a date no earlier than thirty (30) days after notice of such acceleration is given to holders of the Options in question.
Effective Date and Term
      No Options may be granted after the date that is the tenth anniversary of the earlier of the date on which the Share Incentive Plan is adopted or is approved by the shareholders.
Terms of Restricted Shares
      The Share Option Committee will determine the terms and conditions applicable to awards of restricted shares, including a period during which the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Unless otherwise determined by the Share Option Committee, a recipient of a restricted share award will have the same rights as an owner of common shares, including the right to receive cash distributions and to vote the common shares. Unless otherwise specified in an award, upon termination of employment of a participant other than by reason of his or her death, disability or retirement (all as defined in the Share Incentive Plan), a participant will forfeit all restricted shares as to which the restrictions had not lapsed at time of the termination of employment. In the event of the death or disability of a participant, all restrictions on the restricted shares held by such participant will terminate, and the restricted shares shall be fully vested, on the date of such termination. In the event of the retirement of a participant, the restrictions on all or a portion of the restricted shares held by such participant will terminate, based on a sliding scale taking into account such participant’s age and length of service to the Trust. Any such shares will be fully vested on the date of such termination. As amended by the Board, the Share Incentive Plan limits the total number of restricted shares that may be granted to 2,500,000, an increase of 500,000 shares over the 2,000,000 share limit prior to such amendment.
Registration of Shares Subject to the Share Incentive Plan
      All of the 11,426,256 common shares available under the Share Incentive Plan as currently constituted have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-8 Registration Statements filed with the Commission, each of which became effective on the date it was filed.
      If the proposed amendment is adopted, the 1,400,000 additional common shares that will be available under the Share Incentive Plan will be registered under the Securities Act on a Form S-8 Registration Statement to be filed with the Commission within 12 months after the date of the Meeting.
Certain Federal Income Tax Consequences
      Incentive Options. The Trust believes that with respect to Incentive Options granted under the Share Incentive Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an Option is granted or at the time it is exercised; however, exercise of incentive options may result in a tax liability to the optionee under the federal alternative minimum tax. If the optionee makes no disposition of the common shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the common shares pursuant to the exercise of the Incentive Option, he or she will generally recognize long-term capital gain or loss upon disposition of the common shares.
      If the optionee disposes of common shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the common shares on the date the Option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the common shares on the date of exercise generally will be treated as long-term or short-term capital gain, depending on the holding period of the common shares. A disqualifying disposition will include the use of common shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another Option prior to the satisfaction of the applicable holding period as to the exchanged shares.
      The Trust will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Trust generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition.
      Non-Qualified Options. The Trust believes that no income will generally be recognized for federal income tax purposes by an optionee upon the grant of a Non-Qualified Option under the Share Incentive Plan. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale (or other taxable disposition) of common shares received on exercise of a Non-Qualified Option generally will be long-term or short-term capital gain or loss, depending on the holding period of the common shares.
      Upon exercise of a Non-Qualified Option, the Trust generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income. In general, under Section 162(m) of the Code (the “Million

Dollar Cap”), no deduction is allowed for remuneration in excess of $1,000,000 paid by the Trust during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The Trust believes that all general requirements applicable to the Share Incentive Plan under the performance-based compensation rules have been met in order for Option grants to be treated as giving rise to performance-based compensation. It is anticipated that the Share Incentive Plan will be administered so that all Options will in fact qualify as performance-based and any income recognized on their exercise (or disposition of Incentive Options) will be exempt from the Million Dollar Cap.
      Awards of Restricted Shares. The Trust believes that the award of restricted shares under the terms of the Share Incentive Plan, subject to certain restrictions and possible forfeiture during a restricted period, will result in the recipient of such an award being required to include in his or her federal taxable income the value of the shares awarded (reduced by the purchase price, if any, paid for the shares) at the time the restricted period ends, or, if the recipient files an election under Section 83(b) of the Code (an “83(b) Election”), at the time the award is made. The Trust will generally be entitled to a compensation deduction equal in amount, and in the same taxable year, as the income inclusion to the recipient. It should be noted, however, that time-vested restricted stock will not qualify as performance-based compensation under the Million Dollar Cap rules, and therefore the income tax deduction otherwise available to the Trust as a result of the vesting of restricted shares may be limited or eliminated. On a subsequent sale (or other taxable disposition) of the shares, the award recipient will have a long or short term capital gain or loss depending upon the length of the period for which the shares were held. In general, the holding period will be measured from the end of the restricted period date unless an 83(b) Election was filed, in which case the holding period will be measured from the date of the award. The determination of gain or loss will be determined by reference to the recipient’s basis in the shares, which will be equal to the amount the recipient was required to include as income as a result of the award, as described above.
      Election under Section 83(b) of the Code. A recipient of an award of restricted shares may make an 83(b) Election, which will require the inclusion in income of the value of the restricted shares (reduced by the purchase price, if any, paid for the shares) as of the date of the award, determined without regard to the restrictions or possible forfeiture of those shares. The Trust will generally be entitled to a compensation deduction equal in amount, and in the same taxable year, as the income inclusion to the recipient. It should be noted, however, that time-vested restricted stock will not qualify as performance-based compensation under the Million Dollar Cap rules, and therefore the income tax deduction otherwise available to the Trust as a result of the vesting of restricted shares may be limited or eliminated. In addition, if the shares are forfeited, the employee will not be able to claim a loss under applicable tax rules (other than a loss for the purchase price paid for the shares to the extent that purchase price is not refunded on forfeiture). In order to make an 83(b) Election, the award recipient must file a written election no later than 30 days after the date of the award with the Internal Revenue Service.
Effect of Deferred Compensation Legislation
      A Grant may be subject to a 20% tax (payable by the grantee) in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the Grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied. Stock options granted at a fair market value exercise price and restricted shares will generally not be subject to section 409A of the Code. Because the rules under section 409A of the Code are substantially uncertain at this time, the Share Incentive Plan and grant agreements will be operated in a manner to effect compliance with all the requirements of section 409A of the Code.
Accounting Consequences
      The accounting treatment selected by the Trust provides that a compensation charge against earnings is taken, with respect to Options, in an amount equal to the value of the Option grant using a valuation methodology, and with respect to grants of restricted shares, in an amount equal to the current value of the common shares on the date of issuance, and, in either case, as to unvested Grants, with the amount so determined being spread over the vesting period, and as to vested Grants, with the amount so determined being fully charged against earnings in the current year.
Recommendation and Required Vote
      The Board of Trustees recommends a vote FOR approval of the above proposal.
      Approval of the above proposal requires a majority of the votes cast at the Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      Joseph Fenza, the brother of Robert E. Fenza, an Executive Vice President of the Trust, is our Director of Landscaping and was paid compensation in excess of $60,000 for such services in 2005.
      Alan Lingerfelt, the brother of David L. Lingerfelt, one of our trustees, is City Manager of our Richmond, Virginia office and was paid compensation in excess of $60,000 for such services in 2005.
      J. Anthony Hayden, one of our trustees, is a partner in Beacon Commercial Real Estate (“Beacon”), which provides office and industrial brokerage services to tenants and property owners. From time to time, we are involved in transactions with Beacon. Mr. Hayden has no interaction in transactions involving us. In 2005, Beacon received commissions from us in the amount of $170,200.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements and management’s assessment of internal control over financial reporting in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the auditing standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Statement on Auditing Standard No. 61, as modified by Statement on Auditing Standard No. 90 (Communication with Audit Committees). The Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees), as modified and supplemented. In addition, the Committee has considered the effect of the independent registered public accounting firm’s provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm’s maintenance of independence.
      The Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      During 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm (included in the Company’s Annual Report on Form 10-K). Ernst & Young LLP’s reports related to its audits of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Commission.
Audit Committee
Thomas C. DeLoach, Jr. (Chair)
Daniel P. Garton
M. Leanne Lachman
John A. Miller
      The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE
      The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.
      The Corporate Governance and Nominating Committee has developed and the Board has adopted the Governance Guidelines, which are posted under the Investor Information section of the Trust’s web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.
Corporate Governance and Nominating Committee
J. Anthony Hayden (Chair)
Frederick F. Buchholz
Jose A. Mejia
John A. Miller
      The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The Trust’s executive compensation program is administered by the Compensation Committee of the Board of Trustees, which is composed of independent members of the Board. The Compensation Committee’s responsibilities include the following: reviewing the performance of the Trust’s executive officers, fixing the base compensation of executive officers, awarding appropriate bonuses and making long-term incentive compensation awards, including grants of shares and options.
      The Compensation Committee generally makes its final compensation determinations for each fiscal year after the end of that fiscal year including determining cash bonuses and long-term incentive awards, if any, for the past year’s performance. Also at that time, the Compensation Committee sets base salaries for the following fiscal year. Accordingly, the Compensation Committee met on several occasions to evaluate compensation issues and to determine incentive compensation awards for the Named Executive Officers for 2005, and to fix the base salaries for such officers for 2006.
      In making its determinations, the Compensation Committee considers competitive performance and recommendations from management, along with other factors, including independently prepared industry compensation information. For 2005, the Compensation Committee engaged an independent compensation consultant to advise the Compensation Committee regarding executive officer compensation matters, such as base salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considered the consultant’s analysis and recommendation in determining base salaries and incentive compensation.
      Executive Officer Compensation Policies. In establishing the compensation of the Trust’s executive officers, the Compensation Committee has the following objectives: (a) to support the achievement by the Trust of desired performance, (b) to relate a significant portion of an executive officer’s compensation to the Trust’s actual performance, including long-term performance, (c) to reward individual performance and (d) to provide compensation and benefits that will attract, motivate and retain superior talent. The Compensation Committee believes that, in order to achieve these objectives, a significant portion of an executive officer’s total compensation should consist of variable, performance-based components. To this end, the executive compensation program utilizes long-term incentives consisting of equity-based compensation and annual incentives through cash bonuses. These incentives are intended to achieve a further goal of the Committee, which is to align the interests of executive officers with those of the Trust’s shareholders by linking a portion of executive compensation directly to increases in shareholder value.
      The Trust seeks to provide total compensation to its executive officers which is competitive with the total compensation for executive officers paid by Real Estate Investment Trusts similar to the Trust (the “peer group”). The peer group was chosen by the Compensation Committee in consultation with the independent compensation consultant. The Compensation Committee believes that a peer group comparison enables the Trust to determine a fair level of compensation for executive officers, while assuring shareholders that executive pay levels are reasonable. The independent compensation consultant considers a variety of compensation data in addition to peer group data in making its recommendations to the Committee.
      In addition to the components noted above, the compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Trust’s employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, an employee stock purchase plan and the severance plan for certain senior officers of the Trust described under “Severance Plan and Retention Awards.”
      Base Salary. Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by peer group members. Changes in individual base salaries are based in part on the review of the report prepared by the independent compensation consultant, which included a review of peer group practices and other compensation data, as well as the individual’s responsibility, experience and performance and increases in cost of living indices. The weight given such factors by the Compensation Committee may vary from individual to individual. Base salaries are reviewed for adjustment annually.
      Annual Incentive Compensation. The Named Executive Officers participate in a bonus program whereby they are eligible for cash bonuses if certain performance objectives, established by the Compensation Committee, are achieved. The annual cash bonus for the Named Executive Officers is based upon the growth of Funds from Operations of the Trust per common share measured relative to the corresponding performance of the peer group. The annual cash bonus is subject to adjustment by the Compensation Committee in its discretion.
      In 2006, each executive officer of the Trust will be eligible for a cash bonus award equal to a specified percentage of the officer’s annual salary (the “Base Bonus Percentage”) multiplied by a percentage (the “Bonus Multiplier”) based upon the growth of Funds from Operations of the Trust per common share (“FFO”) measured relative to the corresponding performance of a peer group determined by the Compensation Committee (the “Peer Group”). The 2006 Base Bonus Percentages are 105% for the Chief Executive Officer and 85% for the other executive officers. The Bonus Multiplier will range from zero to 150%, based upon FFO growth performance relative to that of the Peer Group.
      Consistent with a policy adopted by the Compensation Committee for all employees, an executive officer has the option of taking common shares in lieu of a cash bonus at the rate of shares equal to 120% of the cash value of the bonus or the portion thereof for which common shares are substituted, less applicable withholding tax. The Company believes that this inducement encourages share ownership and further aligns employee and shareholder interest. Dividends will be paid on common shares issued pursuant to such awards for 2006 and the restrictions related to such awards will expire on March 16, 2007.
      In 2005, cash bonus awards to named executive officers were granted in the following amounts: William P. Hankowsky, $349,758; Robert E. Fenza, $199,933; George J. Alburger, Jr., $195,141; James J. Bowes, $171,176; and Michael T. Hagan, $121,920.
      Long-Term Incentive Compensation. After consultation with the independent compensation consultant, consideration of independent compensation data and the objectives of the compensation policy, the Compensation Committee has instituted a long-term incentive compensation program for executive officers that is linked directly to total shareholder return. It is intended that long-term incentive compensation awards made to executive officers will be derived from the Company’s total shareholder return measured against a peer group determined by the Compensation Committee, with the amount of the award varying with relative performance. The long-term incentive program is subject to adjustment by the Compensation Committee.
      Long-term incentive compensation for the Named Executive Officers is provided through the grant of share options and/or restricted share awards. The long-term incentive compensation awarded to the Named Executive Officers for 2005 was based in part on the review of the report prepared by the independent compensation consultant, which included a review of peer group practices and a variety of compensation data, as well as the Trust’s performance with respect to total shareholder return versus the peer group. The grant of share options and restricted share awards, if any, are made under the Trust’s Share Incentive Plan, which is administered by the Compensation Committee.
      In making long-term incentive compensation awards with respect to 2005, the Compensation Committee, as it did with respect to 2004, placed greater emphasis on restricted shares and less emphasis on options as compared to past awards of long-term incentive compensation. This shift in emphasis occurred after considerable study and with guidance from the Compensation Committee’s independent compensation consultant. In part, this change is a reflection of the Trust’s determination to begin in 2004 to record options as an expense at the time of issuance. Additionally, greater reliance on restricted shares reduces the potential dilutive impact from option grants. This change is intended to provide appropriate long-term incentive to Named Executive Officers that is competitive and consistent with the interests of shareholders.
      The Compensation Committee believes that the grant of restricted share awards provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return. The restricted share awards made with respect to 2005 vest ratably over a five-year period beginning with the first anniversary date of the grant (i.e., 20% will vest on each of the first five anniversary dates of the grant). Dividends will be paid on the full amount of the shares, without regard to vesting.
      The exercise price of options granted with respect to 2005 is the market price of the common shares at the time of grant and, therefore, the options will have value only if the Trust’s share price increases over the exercise price after the option is granted. The Compensation Committee also believes that the grant of share options provides a long-term incentive to the grantees to contribute to the growth of the Trust and establishes a direct link between compensation and shareholder return. The options granted with respect to 2005 vest over a three-year period beginning with the date of the grant as follows: 20% after the first year, 50% after two years and 100% after three years.
      The terms of options and restricted share awards, including vesting, exercisability and term, are determined by the Compensation Committee, subject to requirements imposed by the Share Incentive Plan.
      Long-term incentive awards to named executive officers for the fiscal year ended December 31, 2005 were granted in the following dollar values, payable in restricted shares and options: William P. Hankowsky, $385,790; Robert E. Fenza, $165,397; George J. Alburger, Jr., $161,433; James J. Bowes, $141,607; and Michael T. Hagan, $100,860. For more information regarding recent options and restricted share awards granted to Named Executive Officers, reference is made to the tables set forth under “Compensation of Executive Officers.”
      In 2006, each executive officer will be eligible for a long-term incentive award equal to a specified percentage of the officer’s salary (the “Base LTI Percentage”) multiplied by a percentage (the “LTI Multiplier”) based upon total shareholder return as measured against total shareholder return for a group of peer companies selected for purposes of comparison by the Compensation Committee. 2006 Base LTI Percentages are 215% for the Chief Executive Officer and 130% for the other executive officers. The LTI Multiplier will range from zero to 150%, based upon total shareholder return relative to that of the peer group.
      Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance based compensation in excess of $1.0 million paid to certain executive officers. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing executives appropriate awards for their performance. The Company’s long-term plans have been designed to comply with the performance-based requirements of Section 162(m).
      Chief Executive Officer Compensation. The base salary, annual incentive compensation and long-term incentive compensation awarded to the Trust’s Chief Executive Officer, Mr. Hankowsky, during 2005 were determined substantially in conformity with the policies described above for all of the other Named Executive Officers. For 2005, Mr. Hankowsky was paid $459,000 in base salary, and received $349,758 in annual incentive compensation. Mr. Hankowsky was granted options to purchase 14,982 common shares and was awarded 6,358 restricted common shares with respect to 2005.

      In addition, on March 7, 2005, Mr. Hankowsky was awarded a grant of 30,000 restricted common shares under the Share Incentive Plan. The purpose of the award was to design an incentive that would enhance the ability of the Trust to retain the services of Mr. Hankowsky. The restrictions on these shares will lapse as to all such shares on Mr. Hankowsky’s sixty-second (62nd) birthday, provided that Mr. Hankowsky continues to be employed by, or is in the service of, the Trust as of such date. The shares will also vest upon Mr. Hankowsky’s death or Disability (as defined in the Share Incentive Plan), should either occur prior to the date described in the preceding sentence. Dividends will be paid on the full amount of the shares, without regard to vesting, from the date of grant, and will be automatically reinvested, through the Trust’s Dividend Reinvestment and Share Purchase Plan, in common shares, which will also be subject to the restrictions described above.
Compensation Committee
Stephen B. Siegel (Chair)
Frederick F. Buchholz
Thomas C. DeLoach, Jr.
M. Leanne Lachman
Jose A. Mejia
      The Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SHARE PRICE PERFORMANCE GRAPH
      The following table compares the cumulative total shareholder return on the common shares for the period beginning December 31, 2000 and ending December 31, 2005 with the cumulative total return on the Standard & Poor’s 500 Stock Index (“S&P 500”), the NAREIT Equity REIT Total Return Index (“NAREIT Index”) and the Russell 2000 Index (“Russell 2000”) over the same period. Total return values for the S&P 500, the NAREIT Index, the Russell 2000 and the common shares were calculated based on cumulative total return assuming the investment of $100 in the NAREIT Index, the S&P 500, the Russell 2000 and the common shares on December 31, 2000, and assuming reinvestment of dividends in all cases. The shareholder return shown on the graph below is not necessarily indicative of future performance.
Comparison of Cumulative Total Return
Liberty Property Trust Common Shares, NAREIT Equity REIT
Total Return Index, the Russell 2000 Index and S&P 500 Index

2000

Dec. 31

Liberty Property Trust	$100.00
NAREIT Index(1)	100.00
S&P 500	100.00
Russell 2000(2)	100.00

	2001

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$100.92	$107.83	$106.67	$113.22
NAREIT Index(1)	100.39	111.45	108.53	113.93
S&P 500	88.14	93.30	79.61	88.11
Russell 2000(2)	93.49	106.85	84.64	102.49

	2002

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$124.56	$137.48	$124.14	$130.35
NAREIT Index(1)	123.34	129.52	117.80	118.29
S&P 500	88.36	76.52	63.30	68.64
Russell 2000(2)	106.57	97.67	76.77	81.49

	2003

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$130.18	$146.43	$159.09	$170.00
NAREIT Index(1)	119.08	134.70	147.52	162.21
S&P 500	66.48	76.71	78.74	88.33
Russell 2000(2)	77.83	96.07	104.79	121.94

	2004

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$199.31	$180.81	$181.95	$200.13
NAREIT Index(1)	181.70	171.15	185.23	213.43
S&P 500	89.83	91.37	89.67	97.94
Russell 2000(2)	129.57	130.18	126.46	144.29

	2005

	Mar. 31	June 30	Sept. 30	Dec. 31

Liberty Property Trust	$183.74	$211.41	$206.03	$210.53
NAREIT Index(1)	198.38	227.05	235.75	239.39
S&P 500	95.83	97.14	100.65	102.75
Russell 2000(2)	136.58	142.48	149.16	150.86

(1)	The NAREIT Index (consisting of 197 real estate investment trusts with an equity market capitalization of approximately $330 billion at December 31, 2005) is maintained by the National Association of Real Estate Investment Trusts, Inc., is published monthly, and is based on the last closing prices of the preceding month.

(2)	The Russell 2000 Index is a popular measure of the stock price performance of small companies. Russell Indexes are market capitalization weighted indexes. The Russell 1000 Index is comprised of the 1,000 largest U.S. stocks in terms of market capitalization. The Russell 2000 Index is comprised of the next 2,000 largest U.S. stocks in terms of market capitalization.
      The share price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CORPORATE GOVERNANCE
Independence of Trustees
      The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee’s immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Messrs. Hankowsky and Lingerfelt, meets these standards, and is independent.
Code of Conduct
      The Trust has a code of conduct for its chief executive officer and senior financial officers, including the Trust’s principal financial officer and our principal accounting officer or controller within the meaning of the Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the Investor Information section of the Trust’s web site at www.libertyproperty.com.
      In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.
Trustee Attendance at Annual Meetings
      The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2005 Annual Meeting of Shareholders was attended by all of the trustees.
Communications with Shareholders
      The Trust provides the opportunity for the shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to corporatesecretary@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee, Chairperson, Compensation Committee, or Chairperson, Corporate Governance and Nominating Committee, or to the independent trustees as a group to the Independent Trustees, each c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.
      All communications received in accordance with this process will be reviewed by the Trust’s management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to the Trust or its business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Shareholder Nominations for Trustees
      Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee’s qualifications and be accompanied by the nominee’s written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust’s By-laws.

      Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See “Committees of the Board of Trustees — Corporate Governance and Nominating Committee.”
Meetings of Non-Management and Independent Trustees
      The Board has instituted regularly scheduled executive sessions of the Board of Trustees, whereby non-management trustees meet at least twice each year, and the independent trustees at least once each year, in executive sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee will rotate presiding over these sessions.

PROPOSALS OF SECURITY HOLDERS
      All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2007 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 18, 2006 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2007 Annual Meeting of Shareholders.
      A shareholder of the Trust may wish to have a proposal presented at the 2007 Annual Meeting of Shareholders, but not to have such proposal included in the Trust’s proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust’s By-laws, notice of any such proposal must be received by the Trust between February 17, 2007 and March 19, 2007. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.
SOLICITATION OF PROXIES
      The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust may engage a proxy solicitor to distribute the Trust’s shareholder materials and solicit proxies. The Trust may agree to pay a fee for such services and to reimburse the solicitor for all reasonable disbursements. Any such fee is estimated to be approximately $7,000. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.
ANNUAL REPORT ON FORM 10-K
      The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust’s Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

APPENDIX A
LIBERTY PROPERTY TRUST
AMENDED AND RESTATED SHARE INCENTIVE PLAN
     1. Purpose. The Liberty Property Trust Amended and Restated Share Incentive Plan (the “Plan”) is intended to recognize the contributions made to Liberty Property Trust (the “Company”) by key employees, consultants and advisors of the Company or an Affiliate (including employees who are members of the Board of Trustees) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire common shares of beneficial interest, $.001 par value per share (the “Shares”), in the Company, and through transfers of Shares subject to conditions of forfeiture. In addition, the Plan is intended as an additional incentive to members of the Board of Trustees (the “Trustees”) who are not employees of the Company or an Affiliate to serve on the Board of Trustees and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of Options to acquire Shares.
     2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
     (a) “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code. In addition, “Affiliate” means any other entity in which the Company owns an interest which would be an Affiliate as defined in the preceding sentence but for the fact that such entity is not a corporation. Employees of any such non-corporate affiliate shall not be granted ISOs under the Plan.
     (b) “Award” means a grant of Shares subject to conditions of forfeiture made pursuant to the terms of the Plan.
     (c) “Award Agreement” means the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.
     (d) “Awardee” means a person to whom an Award has been granted pursuant to the Plan.

     (e) “Board of Trustees” means the Board of Trustees of the Company.
     (f) “Change of Control” has the meaning as set forth in Section 10 of the Plan.
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” has the meaning set forth in Section 3 of the Plan.
     (i) “Company” means Liberty Property Trust, a Maryland real estate investment trust.
     (j) “Disability” has the meaning set forth in Section 22(e)(3) of the Code.
     (k) “Fair Market Value” has the meaning set forth in Subsection 8(b) of the Plan.
     (l) “Grantee” means a person to whom an Option or an Award has been granted pursuant to the Plan.
     (m) “ISO” means an Option granted under the Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.
     (n) “Non-employee Trustee “ means a member of the Board of Trustees who is not an employee of the Company or an Affiliate and who qualifies both as a “non-employee director” as that term is used in Rule 16b-3 and as an “outside director” as that term is used in applicable IRS regulations promulgated under Code Section 162(m).
     (o) “Non-Executive Officer Award Committee” has the meaning set forth in Section 3 of the Plan.
     (p) “Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.
     (q) “Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.
     (r) “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

     (s) “Option Document” means the document described in Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.
     (t) “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.
     (u) “Restricted Share” means a Share subject to conditions of forfeiture and transfer granted to any person pursuant to an Award under the Plan.
     (v) “Retirement” shall mean a termination of an Optionee’s employment or services for the Company or an Affiliate at any time after such Optionee has (i) reached age 65, (ii) attained age 55 with at least 10 years of employment or services for the Company or an Affiliate, or (iii) attained an age of 55 or greater which when combined with the Optionee’s years of employment or services for the Company or an Affiliate equals 65.
     (w) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.
     (x) “Section 16 Officer” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.
     (y) “Shares” means the shares of beneficial interest, $.01 par value per share, of the Company.
     (z) “Trustee” means a member of the Board of Trustees.
3. Administration of the Plan. The Plan shall be administered by the Board of Trustees of the Company if all members of the Board of Trustees are Non-employee Trustees; provided, however, that the Board of Trustees may designate a committee or committee(s) of the Board of Trustees composed of two or more of its Trustees to administer the Plan in its stead. If any member of the Board of Trustees is not a Non-employee Trustee, the Board of Trustees shall (i) designate a committee composed of two or more Trustees, each of whom is a Non-employee Trustee (the “Non-employee Trustee Committee”), to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its Non-employee Trustees (the “Non-employee Trustee Committee”) to operate and administer the Plan with respect to the Company’s Section 16 Officers and the Trustees who are not members of the Non-employee Trustee Committee, and another committee composed of two or more Trustees (which may include Trustees who are not Non-employee Trustees) to operate and administer the Plan with respect to persons other than Section 16 Officers or Trustees or (iii) designate only one committee composed of two or more Non-employee Trustees (the “Non-employee

Trustee Committee”) to operate and administer the Plan with respect to the Company’s Section 16 Officers and Trustees (other than those Trustees serving on the Non-employee Trustee Committee) and itself operate and administer the Plan with respect to persons other than Section 16 Officers or Trustees. Any of such committees designated by the Board of Trustees, and the Board of Trustees itself in its administrative capacity with respect to the Plan, is referred to as the “Committee.” In addition, with respect to employees who are not executive officers of the Company, the Board of Trustees may delegate certain Committee powers to a “Non-Executive Officer Award Committee,” which may consist of any one or more Trustees, pursuant to the provisions of Section 17 hereof. With the exception of the timing of grants of Options, the price at which Shares may be purchased, and the number of Shares covered by Options granted to each member of the Non-employee Trustee Committee, all of which shall be as specifically set forth in Section 9, the other provisions set forth herein, as it pertains to members of the Non-employee Trustee Committee, shall be administered by the Board of Trustees.
     (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.
     (b) Grants and Awards. Except with respect to Options granted under Subsection 8(j) and to Non-employee Trustee Committee Members pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options and Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the persons to whom, and the times at which Options and Awards are to be granted as well as the terms applicable to Options and Awards, (ii) determine the type of Option to be granted and the number of Shares subject thereto, (iii) determine the Awardees to whom, and the times at which, Restricted Shares are granted, the number of Shares awarded, and the purchase price per Share, if any, and (iv) approve the form and terms and conditions of the Option Documents and Award Agreements; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Grantee’s services and responsibilities, the Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. Notwithstanding the foregoing, grants of Options to Non-employee Trustee Committee Members shall be made exclusively in accordance with Section 9 and such other provisions of the Plan that specifically apply to such Options. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.
     (c) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under applicable law and (ii)

the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.
     (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Trustees. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Declaration of Trust and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.
     4. Grants and Awards under the Plan. Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO, or Awards of Restricted Shares, or any combination thereof, at the discretion of the Committee.
     5. Eligibility. All key employees, consultants and advisors of the Company or an Affiliate and members of the Board of Trustees shall be eligible to receive Options and Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee. Notwithstanding anything to the contrary contained herein, consultants and advisors shall only be eligible to receive Options or Awards provided bona fide services shall be rendered by such persons, and such services are not in connection with a capital raising transaction.
     6. Shares Subject to the Plan. The aggregate maximum number of Shares for which Options or Awards may be granted pursuant to the Plan (including Shares for which Options or Awards were granted under the Plan prior to this restatement) is Twelve Million Eight Hundred Twenty-Six Thousand Two Hundred Fifty Six (12,826,256), subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Shares or Shares held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares granted pursuant to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.
     7. Term of the Plan. The amended and restated Plan is effective as of April 5, 2004 (the “Approval Date”), subject to the approval of the amended and restated Plan within twelve months after the Approval Date by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting interests of the Company is, either in person or by proxy, present and voting, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No Option or Award may be granted under the Plan ten years after the Approval Date.
     8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. To the extent any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non- qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to non-employee members of the Board of Trustees, except as otherwise provided in Subsection 9(c).
     (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO’s and Options which are not intended to be ISO’s, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything to the contrary contained herein, no employee shall be granted Options to acquire more than Seven Hundred Fifty Thousand (750,000) Shares during any calendar year.
     (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, interests in the Company or any parent or subsidiary corporation possessing more than ten percent of the total combined voting power of all classes of interests of the Company or such parent or subsidiary, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Shares are traded in a public market, then the Fair Market Value per Share shall be, if the Shares are listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Shares are not so listed or included (or if there was no reported sale on the relevant date), the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ or by the exchange, as applicable, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, or, in the event such method of determination of fair market value is determined to be inaccurate or such information as is needed for such determination as set forth above is not available, as the Committee determines in good faith.
     (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or qualified Offering Statement under Regulation A under the Securities Act of 1933, as amended (the “Act”), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all pplicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is deemed necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.
     (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier’s check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in Shares held by the Optionee. If payment is made in whole or in part in Shares, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the Shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in Shares, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for Shares delivered to the Company represent a number of Shares in excess of the number of Shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in Shares, the certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of Shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.
     (e) Termination of Options.
     (i) No Option shall be exercisable after the first to occur of the following:
     (A) Expiration of the Option term specified in the Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, interests in the Company or any parent or subsidiary corporation possessing more than ten percent (10%) of the total combined voting power of all classes of interests of the Company or such parent or subsidiary;
     (B) The third month anniversary of the date of termination of the Optionee’s services or employment with the Company or an Affiliate for any reason other than death, Disability or Retirement, or the thirty-sixth month anniversary of the date of termination of the Optionee’s services or employment with the Company or an Affiliate as a result of the Optionee’s death, Disability or Retirement;
     (C) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the Share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;
     (D) The date, if any, set by the Board of Trustees as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or
     (E) The occurrence of such other event or events as may be set forth in the Option Document as causing an accelerated expiration of the Option.
     (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.
     (iii) The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) but permitted by this Subsection 8(e)(ii) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.
     (iv) Unless otherwise expressly permitted in the Option Document, no Option granted pursuant to this Section 8 shall be exercisable following the termination of the Optionee’s services as a member of the Board of Trustees or employment with the Company or any Affiliate for any reason other than death, Disability, or Retirement with respect to any Shares in excess of those which could have been acquired by exercise of the Option on the date of such termination of services or employment. Unless otherwise specified in the Option Document, upon termination of the Optionee’s services as a member of the Board of Trustees or employment with the Company or any Affiliate as a result of death, Disability, or Retirement, the portion of the Option not exercisable upon such termination shall become exercisable.
     (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, (1) a Non-qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order,” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and (2) the Committee may provide, in an Option Document, that an Optionee may transfer Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”), provided that the Optionee receives no consideration for such Family Transfer and the Option Documents relating to Options transferred in such Family Transfer continue to be subject to the same terms and conditions that were applicable to such Options immediately prior to the Family Transfer.
     (g) Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares with respect to which ISOs issued under the Plan and incentive stock options issued under any other incentive stock option plans of the Company or its Affiliates which are exercisable for the first time by the Optionee during any calendar year exceed $100,000. Any ISOs issued in excess of this limitation shall be treated as Non-qualified Stock Options issued under the Plan. For purposes of this subsection 8(g), the Fair Market Value of Shares shall be determined as of the date of grant of the ISO or other incentive stock option.
     (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.
     (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 10 of the Plan, as applicable.
     (j) Five or Fewer. No Options shall be granted under the Plan if, taking into account the grant of such options, five or fewer individuals would own more than 50% of the outstanding Shares, as computed for purposes of Code Section 856(h).
     9. Special Provisions Relating to Grants of Options to Non-Employee Members of the Board of Trustees. Options granted pursuant to the Plan to non-employee members of the Board of Trustees shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan and would not cause a Non-employee Trustee to lose his or her status as a “non-employee director” (as that term is used for purposes of Rule 16b-3) due to the grant of Options to such person pursuant to this Section 9.
     (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each non-employee member of the Board of Trustees shall be granted annually, commencing on the date of the initial public offering of Shares, and on each anniversary of such date thereafter, an Option to purchase five thousand (5,000) Shares provided such person is a member of the Board of Trustees on such grant date. Each such Option shall be a Non-qualified Stock Option exercisable with respect to twenty percent (20%) of the Shares subject to such Option after the first anniversary of the date of grant, exercisable with respect to fifty percent (50%) of the Shares after the second anniversary of the date of grant, and fully exercisable after the third anniversary of the date of grant. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted.
     (b) Termination of Options Granted Pursuant to Section 9. No Option granted pursuant to this Section 9 shall be exercisable after the first to occur of the following:
     (i) The tenth anniversary of the date of grant.
     (ii) The third month anniversary of the date of termination of the Optionee’s services as a member of the Board of Trustees for any reason other than death, Disability or Retirement, or the thirty-sixth month anniversary of the date of termination of the Optionee’s services as a member of the Board of Trustees as a result of the Optionee’s death, Disability or Retirement.
     Except as provided in Subsection 8(e)(iv), no Option granted pursuant to this Section 9 shall be exercisable following the termination of the Optionee’s services as a member of the Board of Trustees with respect to any Shares in excess of those which could have been acquired by exercise of the Option on the date of such termination of services.
     (c) Applicability of Section 8 to Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a) (provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in Shares); and Subsection 8(f)

(provided that Option Documents relating to Options granted pursuant to this Section 9 shall not permit Family Transfers).
     10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options and Awards outstanding (other than Options granted pursuant to Subsection 8(j) and Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. The Committee shall have the authority to set forth in each individual Option Document or Grant Agreement the effect of a Change of Control on the provisions of the Option Document or Grant Agreement including, but not limited to, provisions relating to the exercise of Options or the lapse of the restrictions on Restricted Shares. Any amendment to this Section 10 which diminishes the rights of Optionees, shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.
     A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date on which the shareholders of the Company (or the Board of Trustees, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date on which the transactions contemplated by a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company are consummated, other than a transaction in which the holders of the Shares immediately prior to the transaction will have at least fifty percent (50%) of the voting power of the acquiring entity’s voting securities immediately after such transaction (without regard to such holders’ ownership of such acquiring entity’s voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders immediately following such transaction in substantially the same proportion among themselves as such holders’ ownership of the Shares immediately before such transaction, or (iii) the first date on which (A) the transactions contemplated by a definitive agreement to merge or consolidate the Company with or into the other constituent entity, or to merge such other entity with or into the Company, have been consummated, other than, in any such case, a merger or consolidation of the Company in which the holders of the Shares immediately prior to the merger or consolidation will have at least fifty percent (50%) of the voting power of the surviving entity’s voting securities immediately after such merger or consolidation (without regard to such holders’ ownership of such acquiring entity’s voting securities immediately before or contemporaneously with such merger or consolidation), which voting securities are to be held by such holders immediately following such merger or consolidation in substantially the same proportion among themselves as such holders’ ownership of the Shares immediately before such merger or consolidation, and (B) members of the Board of Trustees prior to the consummation of such merger or consolidation cease to constitute a majority of the Board of Trustees, or (iv) the date on which any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (other than the Company or any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary), shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding Shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for Shares), or (v) the first day after which a majority of the members of the Board of Trustees shall have been members of the Board of Trustees for less than two (2) years, unless the nomination for election of each new trustee who was not a trustee at the beginning of such two (2)-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.
     11. Adjustments on Changes in Capitalization.
     (a) Corporate Transactions. In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Shares on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Shares) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of Shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the Shares under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.
     (b) Proportionate Application. Any adjustment under this Section 11 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.
     (c) Committee Authority. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.
     12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Committee may, in its sole discretion, shorten or waive any term or condition with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to Restricted Shares upon the death or Disability of the Awardee. The total number of Shares which may be granted pursuant to Awards under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000).
     (a) Number of Shares. Each Award Agreement shall state the number of Shares to which it pertains.
     (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board of Trustees specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.
     (c) Restrictions on Transfer and Forfeitures. A share certificate representing the Restricted Shares granted to an Awardee shall be registered in the Awardee’s name but shall be held in escrow by the Company or an appropriate officer of the Company, together with an undated share transfer power executed by the Awardee with respect to each share certificate representing Restricted Shares in such Awardee’s name. The Awardee shall generally have the rights and privileges of a shareholder as to such Restricted Shares including the right to vote such Restricted Shares and to receive and retain all cash dividends with respect to such Shares, except that the following restrictions shall apply: (i) the Awardee shall not be entitled to delivery of the certificate until the expiration or termination of any period designated by the Committee (“Restricted Period”) and the satisfaction of any other conditions prescribed by the Committee; and (ii) all distributions with respect to the Restricted Shares other than cash dividends, such as share dividends, share splits or distributions of property, and any distributions (other than cash dividends) subsequently made with respect to other distributions, shall be delivered to the Company or an appropriate officer of the Company, together with appropriate share transfer powers or other instruments of transfer signed and delivered to the Company or appropriate officer of the Company by the Awardee, to be held by the Company or appropriate officer of the Company and released to either the Awardee or the Company, as the case may be, together with the Shares to which they relate; (iii) the Awardee will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the Restricted Shares or distributions (other than cash dividends) with respect thereto; and (iv) all of the Restricted Shares shall be forfeited and all rights of the Awardee with respect to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Awardee has remained a regular full-time employee of the Company or an Affiliate, any of its subsidiaries or any parent or any combination thereof until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the

Committee applicable to such Restricted Share. Upon the forfeiture of any Restricted Share, such forfeited shares shall be transferred to the Company without further action by the Awardee.
     (d) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee as provided for in the Plan, the restrictions applicable to the Restricted Share shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Awardee or the beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee’s beneficiary or estate, as the case may be. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments. Notwithstanding the foregoing, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act, the Company may require as a condition to the transfer of Share certificates to an Awardee under this Subsection 12(d) that the Awardee provide the Company with an acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that the transfer of Share certificates should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer transfer of Share certificates hereunder until any of the events described in this sentence has occurred.
     (e) Section 83(b) Election. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any Restricted Share in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.
     (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 12(d), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.
     (g) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee’s consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.
     13. Amendment of the Plan. The Board of Trustees of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Trustees of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of Shares as to which Options or Awards may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting interests of the Company is, either in person or by proxy, present and voting on the matter, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Grantee.
     14. No Commitment to Retain. The grant of an Option or an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Trustees or in any other capacity.
     15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to its tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

     16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to Trustees and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company’s equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
     17. Non-Executive Officer Award Committee. The Board of Trustees may establish a Non-Executive Officer Award Committee which, notwithstanding anything in this Plan to the contrary, shall have the power, solely with respect to employees of the Company who are not executive officers of the Company, to make Awards, subject to the following terms and limitations:
     (a) The Non-Executive Officer Award Committee may make Awards only to employees who are not executive officers of the Company.
     (b) The maximum number of Shares that may be awarded by the Non-Executive Officer Award Committee during any calendar year is 8,000. The maximum number of Shares that may be granted with respect to any one Award is 1,000. No individual may receive in excess of two Awards made by the Non-Executive Officer Award Committee in any calendar year.
     (c) The Non-Executive Officer Award Committee may set such vesting terms with respect to the Awards as it deems appropriate.
     (d) In all other respects, the Awards made by the Non-Executive Officer Award Committee shall be governed by the terms of the Award Agreement relating to the Award, as appropriate and in the form then authorized by the Committee.
     (e) The powers of the Non-Executive Officer Award Committee shall be as enumerated in this section; the Non-Executive Officer Award Committee shall not otherwise perform the functions of the Committee under this Plan.
     (f) The Committee may also make Awards to non-executive officer employees in accordance with the provisions of the Plan.

Annex A
PROXY
LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
     The undersigned shareholder of LIBERTY PROPERTY TRUST (the “Trust”) hereby appoints William P. Hankowsky and Robert E. Fenza, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held on May 18, 2006, at 11:00 a.m., local time, at The Desmond Hotel, One Liberty Boulevard, Malvern, Pennsylvania 19355, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side.
     The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2006 and FOR approval of the proposal to amend the Trust’s Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by 1,400,000 shares to 12,826,256 shares.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
/X/ Please mark votes as in this example.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” all of the nominees of the Board of Trustees in the election of trustees, “FOR” ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2006 and “FOR” approval of the proposal to amend the Trust’s Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by 1,400,000 shares to 12,826,256 shares. This proxy also delegates discretionary authority to vote with respect to any

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other business that may properly come before the meeting or any adjournment or postponement thereof.
1.	Election of four Class III trustees to hold office until 2009.

Nominees:	(01) William P. Hankowsky, (02) David L. Lingerfelt, (03) Jose A. Mejia and (04) John A. Miller

	FOR	WITHHELD
	☐	☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.	Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Approval of the proposal to amend the Trust’s Amended and Restated Share Incentive Plan, including an amendment to increase the number of shares available for awards thereunder by 1,400,000 shares to 12,826,256 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS ☐ CHANGE AND NOTE AT LEFT

The undersigned hereby acknowledges receipt
of the notice of annual meeting, the proxy
statement furnished in connection therewith
and the annual report to shareholders and
hereby ratifies all that the said attorneys

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and proxies may do by virtue hereof.

NOTE: Please mark, date and sign this proxy
card and return it in the enclosed envelope.
Please sign as your name appears hereon. If
shares are registered in more than one name,
all owners should sign. If signing in a
fiduciary or representative capacity, please
give full title and attach evidence of
authority. Corporations please sign with
full corporate name by a duly authorized
officer and affix corporate seal.
Signature:                                              Date:                      Signature:                                          Date:

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